 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 26, 2025, Safe and Green Development Corporation (the “Company”) provided written notice under the Securities Purchase Agreement, dated June 29, 2025 (the “Purchase Agreement”), between the Company and the investors signatory thereto (the “Investors”), that the Investors’ right of first refusal (as set forth in the Purchase Agreement) to participate in any proposed sale of equity or debt securities of the Company had expired pursuant to its terms by reason of: (i) the Company not being presented by the Investors with a $100,000,000 or greater private placement financing with a third-party within three (3) business days of the Purchase Agreement (the “Treasury Opportunity”); (ii) the Company not receiving or entering into any letter of intent (“Letter of Intent”) with a third-party for a $100,000,000 or greater Treasury Opportunity; and (iii) the Company not consummating a $100,000,000 or greater Treasury Opportunity thirty (30) days from the execution of any Letter of Intent or otherwise (each, a “Treasury Opportunity Failure”).

In addition, as a result of the Treasury Opportunity Failure, the Consulting Agreement, dated June 29, 2025, by and between the Company and Bill Panagiotakopoulos terminated pursuant to its terms and Mr. Panagiotakopoulos’ resignation as consultant to the Company became effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE AND GREEN DEVELOPMENT CORPORATION

Dated: August 29, 2025	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer

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